Exhibit 99.1

Amicus Therapeutics Announces Pricing of Offering of Convertible Senior Notes

CRANBURY, NJ, December 15, 2016 — Amicus Therapeutics (Nasdaq: FOLD), a global biotechnology company at the forefront of rare and orphan diseases, today announced that it has priced its previously announced private offering of $225 million aggregate principal amount of 3.00% convertible senior notes due 2023 (the “notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). Amicus has granted the initial purchasers an option, exercisable for 30 days, to purchase up to an additional $25 million aggregate principal amount of notes on the same terms and conditions, solely to cover over-allotments, if any. The offering is expected to close on or about December 21, 2016, subject to customary closing conditions.

The notes will be senior unsecured obligations of Amicus. The notes will bear interest at a rate of 3.00% per annum, payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2017. The notes will mature on December 15, 2023, unless earlier repurchased, redeemed or converted. The notes will be convertible at the option of holders, under certain circumstances and during certain periods, into cash, shares of Amicus’ common stock or a combination of cash and shares of Amicus’ common stock, at Amicus’ election. The initial conversion rate of the notes is 163.3987 shares of Amicus’ common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $6.12 per share of Amicus’ common stock. The initial conversion price represents a premium of approximately 27.5% over the last reported sale price of Amicus’ common stock on December 15, 2016 of $4.80. The conversion rate will be subject to adjustment upon the occurrence of certain events.  Amicus may redeem for cash all or part of the notes, at its option, on or after December 19, 2020, under certain circumstances at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Goldman, Sachs & Co., J.P. Morgan Securities LLC, BofA Merrill Lynch and LEERINK Partners are acting as bookrunners for the offering and Cowen and Company is acting as lead manager.

In connection with the pricing of the notes, Amicus expects to enter into privately negotiated capped call transactions with certain financial institutions, which may include one or more of the initial purchasers or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to existing stockholders and/or offset the potential cash payments Amicus would be required to make in excess of the principal amount of the notes upon their conversion, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their over-allotment option, Amicus may enter into additional capped call transactions.  In connection with establishing their initial hedges of the capped call transactions, Amicus expects that the option counterparties and/or their respective affiliates will enter into various derivative transactions with respect to Amicus’ common stock concurrently with or shortly after the pricing of the notes and that the option counterparties (and/or their respective affiliates) may unwind these various derivative transactions and/or purchase shares of Amicus’s common stock in open market transactions shortly following the pricing of the notes. These activities could have the effect of increasing (or reducing the size of any decrease in) the market price of Amicus’s common stock or the notes at that time.  In addition, the option counterparties (and/or their respective affiliates) may modify their hedge positions by entering into or unwinding various derivatives with respect to Amicus’s common stock and/or purchasing or selling Amicus’s common stock or other securities of Amicus in secondary market transactions following the pricing of the notes and prior to the maturity of the notes.  Any of these activities could cause or avoid an increase or a decrease in the market price of Amicus’s common stock or the notes.

Amicus anticipates that the aggregate net proceeds from the offering will be approximately $218.7 million (or $243.0 million if the initial purchasers exercise their over-allotment option in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Amicus. Amicus intends to use a portion of the net proceeds from the offering to refinance existing unsecured debt and to fund the cost of the capped call transactions. Amicus expects to use the remaining net proceeds from the offering for general corporate purposes. If the initial purchasers exercise their over-allotment option, Amicus may use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions, and intends to use the remaining net proceeds from the sale of additional notes for general corporate purposes.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  Neither the notes nor any shares of Amicus’s common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global biotechnology company at the forefront of therapies for rare and orphan diseases. The Company has a robust pipeline of advanced therapies for a broad range of human genetic diseases. Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, SD-101 for Epidermolysis Bullosa (EB), as well as novel enzyme replacement therapy (ERT) and biologic products for Fabry disease, Pompe disease, and other rare and devastating diseases.

Forward-Looking Statements

This press release includes forward-looking statements regarding Amicus’s financing plans, including statements related to the expected closing date of the offering, Amicus’s intended use of the net proceeds of the offering and the actions of the option counterparties or their affiliates with respect to the capped call transactions.  These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and Amicus undertakes no obligation to update any forward-looking statement in this press release except as required by law. These forward looking statements are based on estimates and assumptions by Amicus’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks.  There can be no assurance that Amicus will be able to complete the proposed offering of notes.  Actual results may differ materially from those anticipated or predicted by Amicus’s forward-looking statements as a result of various important factors, including, but not limited to, the terms of the notes and the offering, the risks and uncertainties related to whether or not Amicus will consummate the offering, and the impact of general economic, industry, market or political conditions.

In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino

Senior Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

MWW PR

Sid Dinsay

sdinsay@mww.com

(646) 381-9017

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